Exhibit 1.1

CI&T Inc

Class A Common Shares, US$0.00005 par value per share

____________

Underwriting Agreement

[●], 2021

Goldman Sachs & Co. LLC (“Goldman Sachs”)

200 West Street

New York, New York 10282

United States

Citigroup Global Markets, Inc. (“Citi”)

388 Greenwich Street

New York, New York 10013

United States

As representatives of the several Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

(i) CI&T Inc, a Cayman Islands exempted company with limited liability, having its principal executive office at Dr. Ricardo Benetton Martins, 1.000, Pólis de Tecnologia – Prédio 23B, Zip Code 13086-902, city of Campinas, state of São Paulo, Brazil (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [●] Class A common shares of the Company, US$0.00005 par value per share (the “Class A Common Shares”) and the selling shareholders named in Schedule II(c) hereto (the “Selling Shareholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of (a) [●] Class A Common Shares and (b), at the election of the Underwriters, up to [●] additional Class A Common Shares solely to cover over-allotments, if any.

The aggregate of [●] Class A Common Shares to be sold by the Company and the Selling Shareholders is herein called the “Firm Shares” and the aggregate of up to [●] additional Class A Common Shares to be sold by the Selling Shareholders to cover over-allotments, if any, is herein called the “Optional Shares”. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.” The Class A Common Shares to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.”

Citigroup Global Markets, Inc. (the “Directed Share Underwriter”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement, up to 2% of the Underwritten Shares, for sale to the Company’s directors, officers, and certain employees and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus (as hereinafter defined) under the caption “Underwriting” (the “Directed Share Program”). The Shares to be sold by the Directed Share Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”. Any Directed Shares not confirmed for purchase by any Participant by [●] a.m., New York City time on [●], 2021, will be offered to the public by the Underwriters as set forth in the Prospectus

1.             a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)              A registration statement on Form F-1 (File No. 333-260294) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which, if filed, became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or under Section 8A of the Act has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a)(i) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)             (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(iii)            For the purposes of this Agreement, the “Applicable Time” is [●] [a.m./p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement), will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Section 5(d) Writing does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Section 5(d) Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv)            The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein (in the case of the Registration Statement only) or necessary in order to make the statements therein (in the case of the Prospectus only) in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(v)             Neither the Company nor any of its subsidiaries has, since the date of the latest audited consolidated financial statements included in the Pricing Prospectus, (A) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree or (B) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or (C) incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case other than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any material change in the share capital (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus, (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus or (iii) the issuance of shares to the former shareholders of CI&T Software S.A. as part of the corporate reorganization as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting, individually or in the aggregate, (i) the condition (financial or otherwise), business, properties, general affairs, management, financial position, shareholders’ equity or results of operations or prospects of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vi)            The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances, claims, imperfections of title and defects except such as do not materially affect the value of such property and do not materially interfere with the use made, and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(vii)           The Company and its subsidiaries have insurance against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which the Company and its subsidiaries are engaged, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business;

(viii)          Each of the Company and its subsidiaries (A) has been duly organized and is validly existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Pricing Prospectus, and (B) is duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept is applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (B), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been listed in the Registration Statement;

(ix)             The Company has an authorized capitalization as set forth in the Pricing Prospectus under the caption “Capitalization” and all of the issued shares of the Company, including the Class A Common Shares to be sold by the Selling Shareholders, have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Company’s share capital contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any liens, encumbrances, equities or claims, except for such liens or encumbrances described in the Pricing Prospectus and the Prospectus;

(x)             The Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Company’s share capital contained in the Pricing Disclosure Package and the Prospectus; and, except as described in the Pricing Prospectus and the Prospectus, the issuance of the Shares is not subject to any preemptive or similar rights and no option, warrants, or other rights to purchase agreements or other obligations to issue or rights to convert any securities for shares or ownership interests in the Company or any of its subsidiaries are outstanding;

(xi)             The issue, offer and sale of the Shares to be sold by the Company and the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, in the case of clause (A) and (C), for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental or regulatory agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (i) such as have been obtained under the Act, (ii) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, (iii) the approval of the listing on the New York Stock Exchange (the “Exchange”), which is subject only to official notice of issuance, and (iv) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii)            Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (B) in violation of any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (C) in default (or with the giving of notice or lapse of time would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties may be bound, except, in the case of the foregoing clauses (B) and (C), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(xiii)           The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Share Capital”, insofar as they purport to constitute a summary of the terms of the Company’s share capital, and under the captions “Taxation” and “Enforceability of Civil Liabilities”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(xiv)           Other than as set forth in the Pricing Prospectus and the Prospectus, there are no actual or pending legal (including any arbitration), administrative, governmental or regulatory proceedings (including any inquiries or investigations by any governmental agency) pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company or any of its subsidiaries (A) is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; and, (B) that are required to be described in the Registration Statement, Pricing Disclosure Package or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(xv)           The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvi)          At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii)         KPMG Auditores Independentes (“KPMG”), who has audited and/ or reviewed the consolidated financial statements of CI&T Software S.A. and its subsidiaries, the combined carve-out financial statements of Dextra Tecnologia S.A (“Dextra”), and the unaudited condensed interim consolidated financial statements of Dextra Technologia S.A., all included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder whose registration has not been suspended or revoked and who have not requested such registration be withdrawn;

(xviii)        The Company, on a consolidated basis with its subsidiaries, maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that (A) is designed to comply with the requirements of the Exchange Act that are applicable to the Company and its subsidiaries, (B) has been designed, respectively, by the Company’s chief executive officer and chief financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with International Financial Reporting Standards, as issued by the International Accounting Standards Board (“IFRS”). The Company, on a consolidated basis with its subsidiaries, maintains internal controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company is not aware of any material weaknesses in its and its subsidiaries internal control over financial reporting;

(xix)           Except as disclosed in each of the Pricing Prospectus and the Prospectus, since the date of the latest audited consolidated financial statements included in the Pricing Prospectus, there has been no change in the Company’s nor in its subsidiaries’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s consolidated internal control over financial reporting;

(xx)            The Company maintains an effective system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities;

(xxi)           This Agreement has been duly authorized, executed and delivered by the Company;

(xxii)          None of the Company or any of its subsidiaries, or any director or officer of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries nor any affiliate, agent or other persons associated with or acting on behalf of the Company or any of its subsidiaries, as the case may be, has (A) taken any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or receipt of any unlawful contribution, gift, entertainment or other unlawful expense; or any direct or indirect unlawful payment; or (B) violated or is in violation of the Foreign Corrupt Practices Act of 1977 (“FCPA”) or the Bribery Act 2010 of the United Kingdom or of Brazil’s Anticorruption Law (Federal Laws No. 12,846/2013 and 8,429/1992 and Brazilian Decree 8,420/2015), or any other applicable anti-bribery or anti-corruption law. The Company, its subsidiaries and, to the Company’s knowledge, its affiliates have instituted and maintain policies and procedures designed to promote compliance with anti-bribery and anti-corruption laws that are applicable to the Company. None of the Company, its subsidiaries or affiliates will, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity, for the purpose of financing or facilitating any activity that would cause a violation of any applicable anti-corruption law or regulation by the Company or its subsidiaries;

(xxiii)         The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the applicable rules of the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, to the extent applicable, and the applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxiv)        (A) None of the Company or any of its subsidiaries or any director or officer thereof, nor, to the knowledge of the Company, any agent, employee, affiliate or representative of the Company or any of its subsidiaries are owned or controlled by or are acting on behalf of one or more individuals or entities (each, a “Person”) that is, currently (1) the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, or the United Nations Security Council, or other relevant sanctions authority with jurisdiction over the Company or any of its subsidiaries (collectively, “Sanctions”), or (2) located, organized or resident in, a country or territory subject to a general export, import, financial or investment embargo under any Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine), and (B) the Company will not, and will not permit subsidiaries to, directly or indirectly use all or part of the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (x) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (y) in any other manner, in each case that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions or applicable export control laws and regulations administered by BIS, including the Export Administration Regulations (collectively, “Export Controls”). The Company and its subsidiaries have not, in the past three years, knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or Export Controls or with any Sanctioned Country;

(xxv)         The financial statements of the CI&T Software S.A. and Dextra included in each of the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of CI&T Software S.A. and Dextra and their respective subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of CI&T Software S.A. and Dextra and their respective subsidiaries for the periods specified; said financial statements have been prepared in conformity with IFRS applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with IFRS the information required to be stated therein. The summary financial and other data included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects. the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein. The unaudited pro forma condensed consolidated financial statements and the related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and are set forth in the Registration Statement, the Pricing Prospectus and the Prospectus. The pro forma adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. Except as included therein, no historical or pro forma financial statements, or other financial statements required by Regulation S-X under the Act, including Rule 3-09 thereof, or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “Non-IFRS financial measures” comply with the requirements for “Non-GAAP Financial Measures” under Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act; and the Company and its subsidiaries do not have any material off-balance sheet liabilities and obligations, except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus;

(xxvi)        From the time of initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(xxvii)        The Company is a “foreign private issuer” as defined in Rule 405 under the Act (a “Foreign Private Issuer”);

(xxviii)      Based on the Company’s audited financial statements and its current expectations regarding the value and nature of its assets, the sources and nature of its income, and relevant market and shareholder data, the Company does not anticipate becoming a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, for its current taxable year, and the Company does not expect to be classified as a PFIC for the reasonably foreseeable future;

(xxix)         The Company was not a “controlled foreign corporation” (“CFC”) as defined in the Code, for the taxable year ended December 31, 2020 and, based on the Company’s expectations with respect to its shareholders, the Company does not expect to be classified as a CFC for the taxable year ending December 31, 2021;

(xxx)          The Company and its subsidiaries own or possess sufficient rights to use all relevant patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) used in, held for use in or necessary for the conduct of the business now operated by them, except where the failure to own or possess any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice or claim alleging any infringement, misappropriation, violation of or conflict with any such rights of others, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any party challenging the validity, scope, enforceability or ownership of any Intellectual Property owned by the Company or its subsidiaries, and all Intellectual Property owned by the Company or its subsidiaries is owned solely by the Company or its subsidiaries, is valid and enforceable, and is owned free and clear of all liens, encumbrances, defects or other restrictions, except for such liens, encumbrances, defects or other restrictions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held for use by the Company or any of its subsidiaries;

(xxxi)         The Company and its subsidiaries have complied in all material respects with their respective privacy policies and other legal obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personal and user information gathered or accessed in the course of their respective operations, and with respect to all such information, the Company and its subsidiaries have taken the steps reasonably necessary to protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse, and other than as set forth in the Pricing Prospectus, to the knowledge of the Company, there has been no unauthorized access to or other misuse of such information that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxxii)        The Company and its subsidiaries (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect;

(xxxiii)       There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect;

(xxxiv)       Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) each employee benefit plan (each, a “Plan”), within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) subject to Title IV of ERISA, for which the Company would have any liability other than a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (C) the fair market value of the assets of each Plan subject to Title IV of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (D) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA; (E) neither the Company nor any member of its “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); (F) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period) and (G) there is no pending audit, or to the knowledge of the Company investigation, by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries;

(xxxv)        The Company and its subsidiaries possess all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental and regulatory authorities, required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Pricing Prospectus (“Permits”), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has any reason to believe that any such Permit will not be renewed in the ordinary course, except where such failure to renew would not individually or in the aggregate result in a Material Adverse Effect;

(xxxvi)       Except as disclosed in each of the Registration Statement, the Pricing Prospectus and the Prospectus, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission, or the issuance and sale of the Shares;

(xxxvii)      The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed by them through the date of this Agreement or have requested extensions thereof (except, in each case, where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, individually or in the aggregate, have a Material Adverse Effect, or except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company), and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had a Material Adverse Effect; neither the Company nor any of its subsidiaries have notice or knowledge of any unpaid tax deficiency which is reasonably expected to be determined adversely to the Company or its subsidiaries and would reasonably be expected to have a Material Adverse Effect;

(xxxviii)     No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement or the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package;

(xxxix)       Except for the appointment of the Underwriters, who may engage in stabilization activities and as to whose actions the Company makes no representation, neither the Company nor any of its affiliates, nor any person acting on their behalf have taken or will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xl)              Any market and statistical information provided in the Pricing Disclosure Package and the Prospectus are based on or furnished by sources that the Company in good faith believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained written consent for the use of such data from such sources;

(xli)             No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in any of the Pricing Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xlii)           There are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a valid claim against the Company or any Underwriter for a broker’s commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares to the Underwriters;

(xliii)          The Company has not sold, issued or distributed any Class A Common Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than the issuance of shares to the former shareholders of CI&T Software S.A. as part of the corporate reorganization as described in the Pricing Prospectus and the Prospectus, shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(xliv)         Except as disclosed in each of the Registration Statement, the Pricing Prospectus and the Prospectus, no stamp, registration, issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes (including interest and penalties) are payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to any Cayman Islands, Brazilian or United States authority or to any political subdivision or taxing authority thereof in connection with (A) the execution, delivery or performance by the Company of this Agreement or (B) the issuance, sale, transfer or delivery by the Company of the Shares to be issued and sold by the Company to or for the respective accounts of the Underwriters in the manner contemplated by this Agreement and the Pricing Disclosure Package or (C) the initial sale, transfer or delivery of the Shares by the Underwriters to the initial purchasers thereof as contemplated herein and in the Pricing Disclosure Package, provided that this paragraph (xlv) shall not apply to any capital gains, income or other taxes imposed on a net-income basis that would not have been imposed but for an existing connection between the Underwriters and the taxing jurisdiction (other than a connection arising solely as a result of the transactions contemplated by this Agreement);

(xlv)          It is not necessary under the laws of the Cayman Islands or Brazil that any Underwriter be licensed, qualified or entitled to carry on business in the Cayman Islands or Brazil to enable such Underwriter to enforce its respective rights under this Agreement or the performance of the terms and conditions of this Agreement outside of the Cayman Islands and Brazil. The Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Cayman Islands or Brazil solely by reason of the execution, acceptance, delivery, performance or enforcement of this Agreement;

(xlvi)         Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no approvals are currently required in the Cayman Islands in order for the Company to pay dividends or other distributions declared by the Company to the holders of Shares. Under current laws and regulations of the Cayman Islands and any political subdivision thereof, any amount payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars and freely transferred out of the Cayman Islands, and no such payments made to the holders thereof who are non-residents of the Cayman Islands will be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein;

(xlvii)        Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the laws of the Cayman Islands or Brazil, or U.S. federal or New York state law or any other applicable jurisdiction from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of the courts of the Cayman Islands or Brazil, or the U.S. federal or New York state court or any other applicable jurisdiction, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 22 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(xlviii)       Any final judgment for a fixed or determined sum of money or a non-monetary judgment (in respect of which specific performance could be ordered) rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of the Cayman Islands and Brazil, without reconsideration or reexamination of the merits, provided that, (A) in the case of the Cayman Islands, such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands; and (B) upon recognition of such judgment by the Brazilian Superior Court of Justice (in case of any judgment in Brazil) provided that, with respect to Brazil, such judgment (i) complies with all formalities required for its enforceability under the laws of the country where the foreign judgment was issued; (ii) is issued by a competent court and/or authority in the jurisdiction where it was awarded after proper service of process on the parties is made in accordance with applicable law, considering that service of process on individuals in Brazil must comply with applicable Brazilian law, or after sufficient evidence of the parties’ absence (revelia) , as required under applicable law; (iii) is not against Brazilian public policy, national sovereignty or public morality and does not violate human dignity (as provided in Article 17 the Law of Introduction to the Brazilian Law in Article 963, VI, of the Brazilian Code of Civil Procedure and in Article 216-F of the Brazilian Superior Court of Justice’s Regiment (regimento interno do Superior Tribunal de Justiça); (iv) is final, binding and conclusive and, therefore, not subject to appeal in the jurisdiction where it was rendered and such judgment does not violate a final and unappealable decision issued by a Brazilian court involving the same parties, cause of action and claim (res judicata); (v)(1) is authenticated by a Brazilian consular office in the country where the foreign judgment is issued, except in case there is a bilateral agreement with the relevant country to waive such authentication by the Brazilian consulate or if it is apostilled by a competent authority of the State in which the decision was issued, according to the Hague Convention of October 5, 1961 Abolishing the Requirement of Legalization for Foreign Pubic Documents (“Apostille Convention”) or (2) is translated into Portuguese by a sworn translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; (vi) such judgment does not offend the exclusive jurisdiction of Brazilian courts, pursuant to the provisions of Article 23 of the Brazilian Code of Civil Procedure; and (vii) the applicable procedure under the law of Brazil with respect to the enforcement of foreign judgments is complied with;

(xlix)          The choice of laws of the State of New York as the governing law of this Agreement which has been made in good faith (the “Governing Law”) is a valid choice of law under the laws of the Cayman Islands and Brazil (to the extent such jurisdiction is applicable for purposes of this Agreement) and will be recognized, honored and given effect by the courts of the Cayman Islands and Brazil (to the extent such jurisdiction is applicable for purposes of this Agreement), (A) in the case of the Cayman Islands, except for those laws the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands, and provided that such choice of law has been made in good faith and will be upheld by the courts of New York as a matter of the Governing Law; and (B) in the case of Brazil (to the extent such jurisdiction is applicable for purposes of this Agreement), the choice of law will only be honored provided that (i) these laws as interpreted are not found to contravene Brazilian public policy, national sovereignty and good morals; (ii) the contractual language makes it clear that the New York courts have exclusive jurisdiction; (iii) the contract is considered to be international by Brazilian courts; (iv) the clause of submission to an exclusive jurisdiction is not considered abusive by Brazilian courts; and (v) Brazilian courts do not have exclusive jurisdiction over any dispute arising therefrom and, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. For the purposes of (B)(v) of this paragraph, Brazilian courts have exclusive jurisdiction over matters involving: (a) bankruptcy, insolvency, liquidation, reorganization, moratorium, judicial recovery (recuperação judicial) or extrajudicial recovery (recuperação extrajudicial) or other similar laws affecting creditors’ rights generally, (b) certain credits, such as costs related to proceedings (i.e., trustees’ fees), credits granted to the Company after filing of judicial recovery (recuperação judicial), labor claims, secured credits by fiduciary or in rem guarantees up to the value of the secured assets, social security and tax claims (except for tax penalties) and other claims enjoying special or general privilege or statutorily preferred claims, (c) possible unavailability of specific performance, summary judgment (processo executivo) or injunctive relief, (d) concepts of materiality, reasonableness, good faith, public policy and fair dealing, and (e) other laws of general application relating to or affecting the rights of creditors generally, including (without limitation) fraudulent conveyance. The Company has the power to submit, and pursuant to Section 20 of this Agreement and to the extent permitted by law, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court;

(l)              The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company is organized or does business is not dependent upon this Agreement being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document, other than court costs (including, without limitation, filing fees), except that, (A) Cayman Islands stamp duty would be required to be paid before any such document could be admitted into evidence before the courts of the Cayman Islands, and (B) for the purpose of enforcing and admitting any such document executed outside Brazil into evidence before the public agencies and courts in Brazil (to the extent such jurisdiction is applicable for purposes of this Agreement): (i)(a) the signatures of the parties executing such document outside Brazil shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature, capacity and, where appropriate, the identity of the seal or stamp of such notary public must be authenticated by a consular official of Brazil having jurisdiction over the place of signing (except in case there is a bilateral agreement with the relevant country to waive such authentication or apostilled in case the relevant country is signatory to the Apostille Convention); (b) such document and the apostille, if applicable, shall have been translated into Portuguese by a sworn translator; and (c) such document (together with its respective sworn translation) shall have been registered with the appropriate Registry of Titles and Deeds in Brazil which has jurisdiction over the place where the head office of the Company is located, which registration can be made at any time before judicial enforcement in Brazil; or (ii) if the state in which such document was executed is party to the Apostille Convention, (a) an authority designated by the state in which such document is executed (“Competent Authority”) shall have issued a certificate that authenticates the origin of such document (“Apostille”); and (b) the Apostille and such document shall have been translated into the Portuguese language by a sworn translator;

(li)             Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is a party to a letter of intent, accepted term sheet or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of the assets (as a going concern) or share capital of the Company or of any subsidiary or business unit or any similar business combination transaction which would be material to the Company and its subsidiaries taken as a whole;

(lii)            (A)(i) There has been no security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), except where such security breach, attack or other compromise would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach, attack or compromise to their IT Systems and Data, (B) the Company and its subsidiaries have complied, and are presently in compliance, with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification (“Data Security Obligations”), except where such noncompliance with such laws, statutes, judgment, order, rule or regulations or internal policies or contractual obligations would not have a Material Adverse Effect, and the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or threatened alleging non-compliance with any Data Security Obligation, and (C) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices;

(liii)           The Company and each of its subsidiaries have taken all reasonable technical and organizational measures necessary to protect the IT Systems and Data used in connection with the operation of the Company’s and its subsidiaries’ businesses. Without limiting the foregoing, the Company and its subsidiaries have used reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any IT System or Data used in connection with the operation of the Company’s and its subsidiaries’ businesses;

(liv)           Neither the Company nor its subsidiaries have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating organization,” as defined in Section 3(a)(62) of the Exchange Act; and

(lv)            The Company represents and warrants that (i) the Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectuses comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(b)

(1)             Each of the Selling Shareholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i)              Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall only apply to any statements or omissions made in reliance upon information relating to the Selling Shareholder furnished to the Company in writing by, or on behalf of, the Selling Shareholder expressly for use in the Preliminary Prospectus (it being understood and agreed that such information solely consists only of (A) the legal name and address of such Selling Shareholder, (B) the information relating to the Selling Shareholder’s holdings of Shares in the beneficial ownership table, (C) the information set forth in the applicable footnote relating to the Selling Shareholder in the beneficial ownership table, (D) the number of Shares to be offered by the Selling Stockholder, in each case as set forth under the caption “Selling Shareholder” in the Preliminary Prospectus, and (E) with respect to any Selling Shareholder that is an executive officer of the Company or a member of the Company’s board of directors, the biography of such Selling Shareholder set forth under the caption “Management” (such information with respect to each Selling Shareholder, the “Selling Stockholder Information”);

(ii)             The Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Section 5(d) Writing does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Section 5(d) Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall only apply to statements or omissions made in reliance upon and in conformity with the Selling Stockholder Information.

(iii)            Such Selling Shareholders’ participation in the offering of the Shares is not based on any information concerning the Company or any of its subsidiaries that is not disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus;

(iv)           Such Selling Shareholders are either individuals or have been duly organized and are validly existing and in good standing (to the extent such concept is applicable) under the laws of their jurisdiction of organization, with full power and authority (corporate and other) to own or lease, as the case may be, and to operate their properties and conduct their business;

(v)             Each of this Agreement, the Irrevocable Power of Attorney (the “Power of Attorney”) between each Selling Shareholder and the Attorneys-in-Fact named therein (the “Attorneys-in-Fact”) and the Custody Agreement (the “Custody Agreement”) to which such Selling Shareholder is a party has been duly authorized, executed and delivered by such Selling Shareholders, and such Selling Shareholders have full right, capacity, power and authority, as the case may be, to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder;

(vi)            The offer and sale of the Shares to be sold by such Selling Shareholders and the execution, delivery and performance by such Selling Shareholders of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions contemplated in this Agreement, the Power of Attorney and the Custody Agreement and the Pricing Prospectus do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Shareholders or any of their respective subsidiaries are a party or by which such Selling Shareholders or any of their respective subsidiaries are bound or to which any of the property or assets of such Selling Shareholders or any of their respective subsidiaries are subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Shareholders’ ability to perform their obligations under this Agreement, the Power of Attorney and the Custody Agreement; (B) with respect to such Selling Shareholders that are legal entities, the certificate of incorporation or by-laws (or other applicable organizational document) of such Selling Shareholders or any of their respective subsidiaries; or (C) any statute or any judgment, order, rule or regulation of any court, governmental or regulatory agency or body having jurisdiction over such Selling Shareholders or any of their respective subsidiaries or any of their properties or assets except, in the case of this clause (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental or regulatory agency or body is required for the sale of the Shares or the consummation by such Selling Shareholders of the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement, except (i) such as have been obtained under the Act, (ii) the approval by the FINRA of the underwriting terms and arrangements, (iii) the approval of the listing on the Exchange, which is subject only to official notice of issuance, and (iv) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(vii)           There are no affiliations or associations between any member of the FINRA and such Selling Shareholders; none of the proceeds received by such Selling Shareholders from the sale of the Shares to be sold by such Selling Shareholders hereunder will be paid to a member of the FINRA or any affiliate of (or person “associated with,” as such terms are used in the rules of the FINRA) such member;

(viii)          Such Selling Shareholders have, and immediately prior to each Time of Delivery such Selling Shareholders will have, good and valid title to the Shares to be sold by such Selling Shareholders hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(ix)            Such Selling Shareholders have not, prior to the execution of this Agreement, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act), or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the then most recent Preliminary Prospectus;

(x)              None of the Selling Shareholders or any of their subsidiaries, or any director, officer or employee of the Selling Shareholders or any of its subsidiaries, nor, to the knowledge of such Selling Shareholder, any affiliate, agent or other persons associated with or acting on behalf of such Selling Shareholder, as the case may be, has (A) taken any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or receipt of any unlawful contribution, gift, entertainment or other unlawful expense; or any direct or indirect unlawful payment; or (B) violated or is in violation of the FCPA, the Bribery Act 2010 of the United Kingdom or of Brazil’s Anticorruption Law (Federal Laws No. 12,846/2013 and 8,429/1992 and Brazilian Decree 8,420/2015), or any other applicable anti-bribery or anti-corruption law. The Selling Shareholders and their respective subsidiaries, and, to such Selling Shareholder’s knowledge, such Selling Shareholder’s affiliates, as the case may be, have instituted and maintain policies and procedures designed to promote compliance with anti-bribery and anti-corruption laws that are applicable to such Selling Shareholder. None of the Selling Shareholders nor their subsidiaries or affiliates, as the case may be, will, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity, for the purpose of financing or facilitating any activity that would cause a violation of any applicable anti-corruption law or regulation by the Selling Shareholders or their subsidiaries;

(xi)             The operations of the Selling Shareholders and their respective subsidiaries, as the case may be, are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the applicable rules of the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, to the extent applicable, and the applicable Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Selling Shareholders or any of their respective subsidiaries, as the case may be, with respect to the Money Laundering Laws is pending or, to the knowledge of the Selling Shareholders, threatened;

(xii)            (A) None of the Selling Shareholders or any of their respective subsidiaries or any director or officer thereof, nor, to the knowledge of the Selling Shareholders, any agent, employee, affiliate or representative of the Selling Shareholder or any of their respective subsidiaries are owned or controlled by or are acting on behalf of one or more Persons that are, currently (1) the subject or the target of any Sanctions, or (2) located, organized or resident in, a country or territory subject to a general export, import, financial or investment embargo under any Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine), and (B) the Selling Shareholders will not, and will not permit their respective subsidiaries to, directly or indirectly, use all or part of the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (x) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (y) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions or applicable Export Controls. The Selling Shareholders and their respective subsidiaries have not, in the past three years, knowingly engaged in, are not now knowingly engaged in, and will not in engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or Export Controls or with any Sanctioned Country;

(xiii)          Except for the appointment of the Underwriters, who may engage in stabilization activities and as to whose actions the Selling Shareholders make no representation, neither the Selling Shareholders nor any of its affiliates, nor any person acting on their behalf have not taken or will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Selling Shareholders to facilitate the sale or resale of the Shares;

(xiv)           There are no contracts, agreements or understandings between the Selling Shareholders and any person (other than this Agreement) that would give rise to a valid claim against the Selling Shareholders or any Underwriter for a broker’s commission, finder’s fee or other like payment in connection with the issuance and sale of the Shares to the Underwriters;

(xv)            Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, no stamp, registration, issuance or other transfer taxes or duties and no capital gains, income, withholding or other taxes (including interest and penalties) are payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to any Cayman Islands, Brazilian or United States authority or to any political subdivision or taxing authority thereof in connection with (A) the execution, delivery or performance by such Selling Shareholders of this Agreement, the Power of Attorney and the Custody Agreement or (B) the sale, transfer or delivery by such Selling Shareholders of the Shares to be sold by such Selling Shareholders to or for the respective accounts of the Underwriters in the manner contemplated by this Agreement and the Pricing Disclosure Package or (C) the initial sale, transfer or delivery of the Shares by the Underwriters to the initial purchasers thereof as contemplated herein and in the Pricing Disclosure Package, provided that this paragraph (xv) shall not apply to any capital gains, income or other taxes imposed on a net-income basis that would not have been imposed but for an existing connection between the Underwriters and the taxing jurisdiction (other than a connection arising solely as a result of the transactions contemplated by this Agreement);

(xvi)           Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against such Selling Shareholders based upon this Agreement would be declared enforceable against such Selling Shareholders by the courts of Brazil, without reconsideration or reexamination of the merits, provided that such judgment (i) fulfills all formalities required for its enforceability under the laws of the country where the foreign judgment was issued; (ii) is issued by a competent court and/or authority in the jurisdiction where it was awarded after proper service of process on the parties is made in accordance with applicable law, considering that service of process on individuals in Brazil must comply with applicable Brazilian law, or after sufficient evidence of the parties’ absence (revelia), as required under applicable law; (iii) is not against Brazilian public policy, national sovereignty or public morality and does not violate human dignity (as provided in Article 17 of the Law of Introduction to the Brazilian Law in Article 963, VI, of the Brazilian Code of Civil Procedure and in Article 216-F of the Brazilian Superior Court of Justice’s Regiment (regimento interno do Superior Tribunal de Justiça); (iv) is final, binding and conclusive and, therefore, not subject to appeal in the jurisdiction where it was rendered and such judgment does not violate a final and unappealable decision issued by a Brazilian court, involving the same parties, cause of action and claim (res judicata); (v)(1) is authenticated by a Brazilian consular office in the country where the foreign judgment is issued, except in case there is a bilateral agreement with the relevant country to waive such authentication by the Brazilian consulate or if it is apostilled by a competent authority of the State in which the decision was issued, according to the Apostille Convention or (2) is translated into Portuguese by a sworn translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; (vi) such judgment does not offend the exclusive jurisdiction of Brazilian courts, pursuant to the provisions of Article 23 of the Brazilian Code of Civil Procedure ; and (vii) the applicable procedure under the law of Brazil with respect to the enforcement of foreign judgments is complied with;

(xvii)          The choice of laws of the State of New York as the Governing Law is a valid choice of law under the laws of Brazil (to the extent such jurisdiction is applicable for purposes of this Agreement) and will be recognized, honored and given effect by the courts of Brazil (to the extent such jurisdiction is applicable for purposes of this Agreement), provided that (i) these laws as interpreted are not found to contravene Brazilian public policy, national sovereignty and good morals; (ii) the contractual language makes it clear that the New York courts have exclusive jurisdiction; (iii) the contract is considered to be international by Brazilian courts; (iv) the clause of submission to an exclusive jurisdiction is not considered abusive by Brazilian courts; and (v) Brazilian courts do not have exclusive jurisdiction over any dispute arising therefrom and, subject to the restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus. For the purposes of item (v) of this paragraph, Brazilian courts have exclusive jurisdiction over matters involving: (a) bankruptcy, insolvency, liquidation, reorganization, moratorium, judicial recovery (recuperação judicial) or extrajudicial recovery (recuperação extrajudicial) or other similar laws affecting creditors’ rights generally, (b) certain credits, such as costs related to proceedings (i.e., trustees’ fees), credits granted to the Company after filing of judicial recovery (recuperação judicial), labor claims, secured credits by fiduciary or in rem guarantees up to the value of the secured assets, social security and tax claims (except for tax penalties) and other claims enjoying special or general privilege or statutorily preferred claims, (c) possible unavailability of specific performance, summary judgment (processo executivo) or injunctive relief, (d) concepts of materiality, reasonableness, good faith, public policy and fair dealing, and (e) other laws of general application relating to or affecting the rights of creditors generally, including (without limitation) fraudulent conveyance. Such Selling Shareholders have the power to submit, and pursuant to Section 20 of this Agreement, have legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and have validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court; and

(xviii)         To the extent any payment is to be made by such Selling Shareholders pursuant to this Agreement, such Selling Shareholders have access, subject to the laws of Brazil, to the internal currency market in Brazil and, to the extent necessary, valid agreements with Brazilian commercial banks for purchasing U.S. dollars to make payments of amounts which may be payable under this Agreement.

(2)        In addition to the representations and warranties of the Selling Shareholders set forth in Section 1(b)(1) above, each of ENIAC Capital Group Ltd., Bruno Guiçardi Neto, and Guaraci Investments Ltd. (each, a “Founder Selling Shareholder”), jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

(i)              Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information (other than that related to the Founder Selling Shareholder making such representation);

(ii)             The representations and warranties of the Company contained in Section 1(a) of this Agreement are true and correct; the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Section 5(d) Writing does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Section 5(d) Writing, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information (other than that related to the Founder Selling Shareholder making such representation); and

(iii)            No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in any of the Pricing Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.             Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell and each of the Selling Shareholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Shareholders, at a purchase price per share of US$[●], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Shareholders as set forth opposite their respective names in Schedule II(c) hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriters as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Shareholders hereunder and (b) in the event and to the extent that the Representatives, on behalf of the Underwriters, shall exercise the election to purchase Optional Shares as provided below, each of the Selling Shareholders, as and to the extent indicated in Schedule II(c) hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Shareholders at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Shareholders, as and to the extent indicated in Schedule II(c) hereto hereby grant[s], severally and not jointly, to the Underwriters the right to purchase at their election up to [●] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the number of Optional Shares to be sold by each Selling Stockholder as indicated in Schedule II(c). Any such election to purchase Optional Shares may be exercised in whole or in part only by written notice from the Representatives to the Company and the Selling Shareholders, given within a period of 30 calendar days after the date of this Agreement, and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4(a) hereof) or, unless the Representatives, the Company, the Attorneys-in-Fact and the Advent Shareholders (as defined below) otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.             Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4.             (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, the Attorneys-in-Fact and the Advent Shareholders shall be delivered by or on behalf of the Company and the Selling Shareholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, [●] a.m., New York City time, on [●], 2021 or such other time and date as the Representatives, the Company, the Attorneys-in-Fact and the Advent Shareholders may agree upon in writing, and, with respect to the Optional Shares, [●] a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called a “Subsequent Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)           The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(s) hereof will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [●] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.             (a) The Company agrees with each of the Underwriters:

(i)              To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery provided that consent by you to any such amendment or supplement shall not be unreasonably withheld after reasonable notice by the Company to you requesting such amendment or supplement; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(ii)             Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(iii)            Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(iv)            To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(v)             (1) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to, and not publicly disclose an intention to, (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase Common Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or pursuant to employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of the Representatives. The restrictions contained in the preceding sentence shall not apply to (a) the Shares to be sold hereunder; (b) the grant by the Company of any options, warrants or shares or the issuance by the Company of Class A Common Shares upon the exercise of an option or warrant or under the Company’s long-term incentive plan or the filing of a registration statement on Form S-8 related thereto as described in each of the Registration Statement, the Pricing Prospectus and the Prospectus; (c) the issuance by the Company of Class A Common Shares upon the conversion of a security, described in each of the Registration Statement, the Pricing Prospectus and the Prospectus, outstanding on the date hereof, provided that the recipient of such Class A Common Shares shall have executed and delivered to the Representatives a letter or letters, substantially in the form of Annex I hereto; or (d) any issuance by the Company of Class A Common Shares in connection with a merger, acquisition, joint venture or strategic participation entered into by the Company, provided that the aggregate number of Class A Common Shares issued or issuable under this clause (d) shall not exceed (i) 10% of the total number of Class A Common Shares issued and outstanding as of the date of such merger, acquisition, joint venture or strategic participation, as the case may be and (ii) the recipient of such Class A Common Shares shall have executed and delivered to the Representatives a letter or letters, substantially in the form of Annex I hereto; or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Class A Common Shares, provided that (i) such trading plans does not provide for the transfer of Class A Common Shares during the Company Lock-up Period and (ii) no public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan;

(2)       If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in the lock-up letter described in Section 8(p) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(vi)            For so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided, however, that the Company may satisfy the requirements of this subsection by filing such information through EDGAR;

(vii)           During a period of two years from the effective date of the Registration Statement, for so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission), provided, however, that the Company shall not be required to provide documents that are available through EDGAR;

(viii)          To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(ix)            To use its best efforts to list for trading, subject to official notice of issuance, the Shares on the Exchange;

(x)            To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act;

(xi)            The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(xii)            If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (17 CFR 202.3a);

(xiii)          Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(xiv)          To promptly notify you if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (1) completion of the distribution of the Shares within the meaning of the Act and (2) the completion of the Company Lock-Up Period referred to in Section 5(a)(v)(1) hereof;

(xv)           If requested by any of the Underwriters, the Company will cause each Selling Shareholder to deliver to the Underwriters prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 or Form W-8, as applicable (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof);

(xvi)          The Company will deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed “Certification Regarding Beneficial Owners of Legal Entity Customers”, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing certification; and

(xvii)         To indemnify and hold harmless the Underwriters against any documentary, transfer, stamp, registration or similar issuance tax, including any interest and penalties, on (A) the execution, delivery or performance by the Company of this Agreement or (B) the sale, transfer or delivery by the Company of the Shares to be sold by the Company to or for the respective accounts of the Underwriters or (C) the initial sale, transfer or delivery of the Shares by the Underwriters to the initial purchasers thereof, and that all payments to be made by the Company under this Agreement shall be paid free and clear of, and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges imposed by any governmental authority and all interest, penalties or similar liabilities with respect thereto (“Taxes”). If any Taxes are now or subsequently become required by law to be deducted or withheld in connection with any such payment, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided that the Company shall not be required to pay any additional amounts with respect to Taxes that would not have been imposed but for an existing connection between the Underwriters and the taxing jurisdiction (other than a connection arising solely as a result of the transactions contemplated by this Agreement).

(b)           Each Selling Shareholder agrees, severally and not jointly, with each of the Underwriters that it will indemnify and hold harmless the Underwriters against any documentary, transfer, stamp, registration or similar issuance tax, including any interest and penalties, on (A) the execution, delivery or performance by such Selling Shareholder of this Agreement or (B) the sale, transfer or delivery by such Selling Shareholder of the Shares to be sold by such Selling Shareholder to or for the respective accounts of the Underwriters or (C) the initial sale, transfer or delivery of the Shares by the Underwriters to the initial purchasers thereof. All payments to be made by any Selling Shareholder under this Agreement shall be paid free and clear of, and without deduction or withholding for or on account of, any present or future Taxes in any jurisdiction. If any Taxes are now or subsequently become required by law to be deducted or withheld in connection with any such payment, the Selling Shareholder shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, provided that no Selling Shareholder shall be required to pay any additional amounts with respect to Taxes that would not have been imposed but for an existing connection between the Underwriters and the taxing jurisdiction (other than a connection arising solely as a result of the transactions contemplated by this Agreement.

6.             (a)        The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Shareholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(c) hereto;

(b)           The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c)           The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information; and

(d)           The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications.

7.             The Company and each of the Selling Shareholders covenant and agree, severally and not jointly, with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsels and accountants and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Section 5(d) Writing, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(a)(ii) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares; (vi) the cost of preparing share certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) all expenses incurred in connection with the acquisition of market reports and any “road show” presentation to potential investors; and (ix) all other costs and expenses incident to the performance of the obligations hereunder which are not otherwise specifically provided for in this Section; and (b) such Selling Shareholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Shareholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including all fees, disbursements and expenses of counsel to the Selling Shareholders and expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder. For the avoidance of any doubt, the Company shall not be responsible for the payment of any fees and expenses of counsel for the Underwriters.

8.             The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and the Selling Shareholders shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)            The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a)(i) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)           Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, shall have furnished to you its opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)           Pinheiro Neto Advogados, Brazilian counsel for the Underwriters, shall have furnished to you its opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d)           Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company and the selling shareholders named in Schedule II(c) (other than AI Calypso Brown LLC, AI Iaeptus Grey LLC and AI Titan black LLC (the “Advent Shareholders”)) shall have furnished to you its opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you with respect to such matters as you may reasonably request;

(e)           Goodwin Procter LLP, U.S. counsel for the Advent Shareholders, shall have furnished to you its opinion, dated such Time of Delivery, in form and substance satisfactory to you with respect to such matters as you may reasonably request;

(f)            Mattos Filho, Veiga Filho, Marrey Jr e Quiroga Advogados, Brazilian counsel for the Company, shall have furnished to you its opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you with respect to such matters as you may reasonably request;

(g)           Madrona Advogados, Brazilian counsel to Cesar Nivaldo Gon, Fernando Matt Borges Martins, Bruno Guiçardi Neto and Paulo Roberto Vasconcelos Camara, shall have furnished to you its opinion, dated such Time of Delivery, in form and substance satisfactory to you with respect to such matters as you may reasonably request;

(h)           Maples and Calder (Cayman) LLP, Cayman Islands counsel for the Company, shall have furnished to you its opinion, dated such Time of Delivery, in form and substance satisfactory to you with respect to such matters as you may reasonably request;

(i)            Maples and Calder (BVI) L.P., British Virgin Islands counsel to the Selling Shareholders incorporated in the British Virgin Islands, shall have furnished to you its opinion, dated such Time of Delivery, in form and substance satisfactory to you with respect to such matters as you may reasonably request;

(j)            Law Offices of Lee L. Kaster, U.S. counsel for the McMillian Family Trust, shall have furnished to you its opinion, dated such Time of Delivery, in form and substance satisfactory to you with respect to such matters as you may reasonably request;

(k)           On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on a Time of Delivery shall use a “cut-off date” not earlier than three business days before such Time of Delivery;

(l)            On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Underwriters shall have received a certificate, dated the respective dates of delivery thereof, in form and substance satisfactory to you, signed by the Chief Financial Officer of the Company;

(m)          (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited consolidated financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any material change in the share capital or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (y) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(n)           On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by U.S. Federal, New York State, Cayman Islands or Brazilian authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States, the Cayman Islands or Brazil or the declaration by the United States, the Cayman Islands or Brazil of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States, the Cayman Islands, Brazil or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(o)           The Shares to be sold at such Time of Delivery shall have been duly listed and admitted and authorized for trading, subject to official notice of issuance, on the Exchange;

(p)           The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up agreement from each Selling Shareholder, director, officer and security holder (including those holding options) of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex I hereto;

(q)           The Shares shall have been made eligible for clearance and settlement through DTC;

(r)            The Company shall have complied with the provisions of Section 5(a)(iii) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

(s)           The Company and each Selling Shareholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of such Selling Shareholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and such Selling Shareholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and such Selling Shareholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (m) of this Section 8.

9.             (a) The Company and the Selling Shareholders will, severally and not jointly, indemnify and hold harmless each Underwriter, its officers, partners, members, directors and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its officers, partners, members, directors and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, including any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or any Section 5(d) Writing, or any Section 5(d) Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that each Selling Shareholder who is not a Founder Selling Shareholder shall be liable in any such case only to the extent any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing or any Section 5(d) Communication, in reliance upon and in conformity with the Selling Shareholder Information provided by such Selling Shareholder; provided, further, that the Company and the Founder Selling Shareholders shall not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing or any Section 5(d) Communication, in reliance upon and in conformity with the Underwriter Information (as defined below), as applicable; provided further, that the aggregate liability of the Selling Shareholders under this subsection (a) shall in no event exceed the gross proceeds (before deducting expenses and taxes) received by each of the Selling Shareholders from the sale of their respective Shares pursuant to this Agreement, minus the underwriting discounts and commission paid by or on behalf of the Selling Shareholders.

(b)           Each Underwriter will, severally and not jointly, indemnify and hold harmless the Selling Shareholders, the Company, its officers, directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company and the Selling Shareholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, including any roadshow, or any Section 5(d) Writing, or any Section 5(d) Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Section 5(d) Writing or any Section 5(d) Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and the Selling Shareholders for any legal or other expenses reasonably incurred by the Company or the Selling Shareholders in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the [●] paragraphs under the caption “Underwriting.”

(c)           Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided that in any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time the indemnifying party and the indemnified party have mutually agreed that the indemnifying party will reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after the aforesaid mutual agreement and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such agreement prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (x) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (xi) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and each of the Selling Shareholders, as applicable, on the one hand, and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders, as applicable, on the one hand, and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders, as applicable, on the one hand, and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and each of the Selling Shareholders, as applicable, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders on the one hand, or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Selling Shareholders or the Underwriters, as applicable, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)           The obligations of the Company and the Selling Shareholders under this Section 9 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

(f)            The Company agrees to indemnify and hold harmless the Directed Share Underwriter, its affiliates, directors and officers and each person, if any, who controls the Directed Share Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Directed Share Underwriter Entity”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees and other expenses incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter Entities.

(g)           In case any proceeding (including any governmental investigation) shall be instituted involving any Directed Share Underwriter Entity in respect of which indemnity may be sought pursuant to paragraph (f) above, the Directed Share Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Directed Share Underwriter Entity, shall retain counsel reasonably satisfactory to the Directed Share Underwriter Entity to represent the Directed Share Underwriter Entity and any others the Company may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Directed Share Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Directed Share Underwriter Entity unless (i) the Company and such Directed Share Underwriter Entity shall have mutually agreed to the retention of such counsel, (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to such Directed Share Underwriter Entity, (iii) the Directed Share Underwriter Entity shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Company or (iv) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Directed Share Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Directed Share Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Directed Share Underwriter Entities. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the Company agrees to indemnify the Directed Share Underwriter Entities from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time any Directed Share Underwriter Entity shall have requested the Company to reimburse such Directed Share Underwriter Entity for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed such Directed Share Underwriter Entity in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the Directed Share Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Directed Share Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Directed Share Underwriter Entity, unless (x) such settlement includes an unconditional release of the Directed Share Underwriter Entities from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the Directed Share Underwriter Entity.

(h)           To the extent the indemnification provided for in paragraph (f) above is unavailable to a Directed Share Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Directed Share Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Directed Share Underwriter Entity as a result of such losses, claims, damages or liabilities (1) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Directed Share Underwriter Entities on the other hand from the offering of the Directed Shares or (2) if the allocation provided by clause 9(h)(1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(h)(1) above but also the relative fault of the Company on the one hand and of the Directed Share Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Directed Share Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Directed Share Underwriter Entities for the Directed Shares, bear to the aggregate public offering price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Directed Share Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Directed Share Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(i)            The Company and the Directed Share Underwriter Entities agree that it would be not just or equitable if contribution pursuant to paragraph (h) above were determined by pro rata allocation (even if the Directed Share Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (h) above. The amount paid or payable by the Directed Share Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Directed Share Underwriter Entities in connection with investigating or defending such any action or claim. Notwithstanding the provisions of paragraph (h) above, no Directed Share Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Directed Share Underwriter with respect to the offering exceeds the amount of any damages that such Directed Share Underwriter Entity has otherwise been required to pay. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in paragraphs (f) through (i) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(j)            The indemnity and contribution provisions contained in paragraphs (f) through (i) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Directed Share Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.

10.           (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, the non-defaulting Underwriters may in their discretion arrange the purchase of such Shares by one or all of the non-defaulting Underwriters or other persons satisfactory to the Company and the Selling Shareholders on the terms contained herein. If within thirty six hours after such default by any Underwriter the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and the Selling Shareholders shall be entitled to a further period of thirty six hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify the Company and the Selling Shareholders that they have so arranged for the purchase of such Shares, or the Company and the Selling Shareholders notify you that they have so arranged for the purchase of such Shares, the non-defaulting Underwriters or the Company and the Selling Shareholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Shareholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter or Underwriters agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Shareholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.           The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Shareholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Shareholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Shareholder, as the case may be, and shall survive delivery of and payment for the Shares.

12.           If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor any of the Selling Shareholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Shareholders as provided herein, the Company and each of the Selling Shareholders pro rata (based on the number of Shares to be sold by the Company and such Selling Shareholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Shareholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof. Notwithstanding the foregoing or anything to the contrary contained herein, as between the Company and the Selling Shareholders, nothing herein shall affect any agreement that the Company and the Selling Shareholders may have or make regarding the allocation of expenses or liabilities solely between the Company and the Selling Shareholders.

13.           In all dealings hereunder, the Representatives shall act jointly on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly as the Representatives; and in all dealings with any Selling Shareholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Shareholder made or given by any attorney-in-fact for such Selling Shareholder.

14.           In accordance with the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Shareholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.           All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department; and (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, (Facsimile: +1 (646) 291-1469). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16.           This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and the Selling Shareholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.           Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.           (a) The Company and each Selling Shareholder, severally and not jointly, acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and such Selling Shareholders, on the one hand, and the several Underwriters, on the other, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or any Selling Shareholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or any Selling Shareholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Shareholder on other matters) or any other obligation to the Company or such Selling Shareholder except the obligations expressly set forth in this Agreement, (iv) the Company and each Selling Shareholder has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. Each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the purchase price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The Company and each Selling Shareholder agree, severally and not jointly, that they will not claim that the Underwriters, or any of them, have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company or any Selling Shareholder in connection with such transaction or the process leading thereto.

19.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

20.           THIS AGREEMENT AND ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED THERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW THAN THE LAWS OF THE STATE OF NEW YORK. Each of the Company and each Selling Shareholder agree, severally and not jointly, that any suit or proceeding arising out of or relating to this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and each of the Company and each Selling Shareholder agree, severally and not jointly, to submit to the exclusive jurisdiction of, and to venue in, such courts. Each of the Company and each Selling Shareholder waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and each Selling Shareholder agree, severally and not jointly, that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Selling Shareholder and may be enforced in any court to the jurisdiction of which the Company and each Selling Shareholder are subject by a suit upon such judgment. The Company and each Selling Shareholder irrevocably appoint CI&T, Inc., located at 630 Freedom Business Center, 3rd Floor 181, King of Prussia, PA 19406, as their authorized agent to receive service of process or other legal summons for purposes of any suit or proceeding, and agree that service of process upon such authorized agent, and written notice of such service to the Company or such Selling Shareholder, as the case may be, by the person serving the same to the address provided in this Section 20, shall be deemed in every respect effective service of process upon the Company or the Selling Shareholder, as the case may be, in any such suit or proceeding. Each of the Company and each Selling Shareholder hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Company and each Selling Shareholder further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

21.           The Company and each Selling Shareholder agree, severally and not jointly, to indemnify each Underwriter, its directors, officers, employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each broker-dealer or other affiliate of any Underwriter, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

22.           To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) Brazil, or any political subdivision thereof, (iii) the United States or the State of New York, or (iv) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and each Selling Shareholder hereby irrevocably waive such immunity in respect of their respective obligations under this Agreement to the fullest extent permitted by applicable law.

23.           EACH OF THE COMPANY, THE SELLING SHAREHOLDERS AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

24.           This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

25.           Notwithstanding anything herein to the contrary, each of the Company and the Selling Shareholders is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Shareholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

26.           Recognition of the U.S. Special Resolution Regimes (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 26, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Shareholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Shareholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CI&T Inc

By:
Name:
Title:

Very truly yours,

[●]

By:
Name:
Title:

By:
Name:
Title:

As Attorneys-in-Fact acting on behalf of each of the Selling Shareholders above referred

Very truly yours,

AI Calypso Brown LLC
AI Iaeptus Grey LLC
AI Titan Black LLC

By:
Name:
Title:

Accepted as of the date hereof in New York, New York.

Goldman Sachs & Co. LLC

By:
Name:
Title:

Citigroup Global Markets, Inc.

By:
Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option is Exercised

Goldman Sachs & Co. LLC
Citigroup Global Markets, Inc.
J.P. Morgan Securities LLC.
Morgan Stanley & Co. LLC
Itau BBA USA Securities, Inc.
BofA Securities, Inc.
Bradesco Securities Inc.
[●]
Total

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

[Electronic roadshow, dated [●].]

(b)	Section 5(d) Writings

[None.]

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

(i)	[Issuer Free Writing Prospectuses included in the Pricing Disclosure Package]; and

(ii)	Pricing Information Provided Orally by the Underwriters, which consists of:

•	The initial public offering price per share for the Shares of US$[●]; and

•	The aggregate number of Shares purchased by the Company and the Selling Shareholders of [●].

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Purchased if Maximum Option is Exercised
Company
The Selling Shareholders:
ENIAC Capital Group Ltd.
Bruno Guiçardi Neto
Guaraci Investments Ltd.
AI Calypso Brown LLC
AI Iaeptus Grey LLC
AI Titan Black LLC
AeMAC Ventures Ltd.
CSR3 Ventures Ltd
Km350 International Ventures Ltd
Paulo Roberto Vasconcelos Camara
Angelo Family Capital Ltd.
Everesty Holding Company Ltd.
McMillian Family Trust
Total

SCHEDULE III

Parties Subject to Lock-Up Agreement

ANNEX I

FORM OF LOCK-UP AGREEMENT

Lock-Up Agreement

[●], 2021

Goldman Sachs & Co. LLC (“Goldman Sachs”)

200 West Street,

New York, New York 10282-2198

United States

Citigroup Global Markets, Inc. (“Citi”)

388 Greenwich Street

New York, New York 10013

United States

Re: CI&T Inc - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with CI&T Inc, a Cayman Islands exempted company with limited liability, having its principal executive office at Dr. Ricardo Benetton Martins, 1.000, Pólis de Tecnologia – Prédio 23B, Zip Code 13086-902, city of Campinas, state of São Paulo, Brazil (the “Company”) and the Selling Shareholders named in Schedule II(c) to such agreement, providing for the initial public offering (the “Initial Public Offering”) of [●] Class A common shares, US$0.00005 par value per share (the “Class A Common Shares”) of the Company pursuant to a Registration Statement on Form F-1 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Class A Common Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the Class A Common Shares (the “Lock-Up Period”), the undersigned will not, and will not publicly disclose an intention to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of any Class A Common Shares, or any options or warrants to purchase any Class A Common Shares, or any securities convertible into, exchangeable for or that represent the right to receive Class A Common Shares (including Class B common shares, as the case may be), or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A Common Shares, whether any such aforementioned transaction is to be settled by delivery of the Class A Common Shares or such other securities (including Class B common shares, as the case may be), in cash or otherwise, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). In addition, the undersigned agrees that, without the prior written consent of the Representatives, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Undersigned’s Shares or any security convertible into or exercisable or exchangeable for Class A Common Shares (including Class B common shares, as the case may be), if such demand or exercise of registration rights would require the Company during the Lock-Up Period to file, or make a public announcement or disclosure of its intention to file, a registration statement, or would otherwise require or result in a public announcement or disclosure by the undersigned (provided that, for the avoidance of doubt, to the extent the Undersigned has demand and/or piggyback registration rights, the foregoing shall not prohibit the Undersigned from notifying the Company privately that it is or will be exercising its demand and/or piggyback registration rights following the expiration of the Lock-Up Period or in connection with an Early Lock-Up Expiration Date and undertaking preparations related thereto, including the confidential submission of a registration statement with the Commission). The foregoing restrictions shall not apply to any Shares sold to the Underwriters in the Initial Public Offering pursuant to the Underwriting Agreement or as otherwise provided herein.

1

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably would be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Class A Common Shares the undersigned may purchase in the offering.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Class A Common Shares, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and provided that (1) any such transfer according to clauses (i), (ii), (iii) and (vii) below shall not involve a disposition for value and (2) the undersigned is not required to and does not voluntarily effect any public filing or report regarding such transfers, the undersigned may transfer the Undersigned’s Shares:

(i)	as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein;

(ii)	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	if such transfer occurs by reason of a will or under the laws of descent, or pursuant to statutes governing the effects of a qualified domestic order or divorce settlement; provided that the transferee agrees to be bound in writing by the restrictions set forth herein;

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(iv)	in transactions relating to Class A Common Shares or other securities acquired in open market transactions after the completion of the Initial Public Offering; provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of Class A Common Shares or other securities acquired in such open market transactions;

(v)	after the consummation of the Initial Public Offering, pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s share capital involving a change of control of the Company that has been approved by the Company’s board of directors; provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, the Undersigned’s Shares shall remain subject to the provisions of this Lock-Up Agreement; and provided further that “change of control” as used herein, shall mean a change in ownership of not less than ninety percent (90%) of all of the voting stock of the Company;

(vi)	pursuant to the Underwriting Agreement and any reclassification, conversion or exchange in connection with such sale of Class A Common Shares;

(vii)	as a result of the operation of law, or pursuant to an order of a court or regulatory agency; or

(viii)	with the prior written consent of the Representatives on behalf of the Underwriters.

In addition, notwithstanding the foregoing, if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, the Undersigned may (i) transfer the Undersigned’s Shares to subsidiary of the Undersigned or to any investment fund or other entity controlled or managed by, or under common control with, the Undersigned or (ii) transfer the Undersigned’s Shares  to limited partners, members, stockholders or other equity holders of the Undersigned, or to limited partners, members, stockholders or other equity holders of any such persons, or to the estate of any such persons; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares subject to the provisions of this Lock-up Agreement and there shall be no further transfer of such share capital except in accordance with this Lock-up Agreement and provided further that (1) any such transfer shall not involve a disposition for value and (2) the undersigned is not required to and does not voluntarily effect any public filing or report regarding such transfers other than filings under Section 13 of the Exchange Act. The undersigned now has, and, except as contemplated by clauses (i) to (viii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

In addition, notwithstanding the foregoing, this Lock-Up Agreement shall not restrict the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Class A Common Shares, provided that (a) such plan does not provide for the transfer of Class A Common Shares during the Lock-up Period and (b) neither the Company nor the undersigned shall effect any public filing or report regarding the establishment of the trading plan.

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In addition, notwithstanding the foregoing, if the undersigned is a director or officer of the Company, without the prior written consent of the Representatives, the undersigned may exercise any rights to purchase, exchange or convert any stock options granted to the undersigned pursuant to the Company’s equity incentive plans referred to each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, or any options, warrants or other securities convertible into or exercisable or exchangeable for shares of Class A Common Shares, which options, warrants or other securities are described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided that (1) no filings shall be required or made during the Lock-Up Period, (2) the underlying Class A Common Shares continue to be subject to the restrictions set forth in this Lock-Up Agreement, and (3) neither the Company nor the undersigned otherwise voluntarily effects any other public filings, announcements or reports regarding such exercise during the Lock-Up Period.

In addition, and notwithstanding any of the foregoing, on such date that (i) is the latest to occur between (a) the date that the Company has publicly furnished at least one earnings release under Form 6-K or has filed at least one annual report on Form 20-F (a “Periodic Report”), and (b) the date that is 90 days after the date of the Prospectus, and (ii) for five out of any 10 consecutive Trading Days ending on such date, the last reported closing price of the Shares on the exchange on which the Shares are listed is at least 25% greater than the initial public offering price per Share set forth on the cover of the Prospectus (any such 10 Trading Day period, the “Measurement Period”), then 35% of the Undersigned’s Shares that are subject to the restrictions hereunder, which percentage shall be calculated based on the number of the Undersigned’s Shares subject to such restrictions as of the last day of the Measurement Period, will be automatically released from such restrictions (the “Early Lock-Up Expiration”) immediately prior to the opening of trading on the exchange on which the Shares are listed on the Trading Day following the date on which all of the above conditions are satisfied (the “Early Lock-Up Expiration Date”); provided, however, that if all of the above conditions are satisfied and the undersigned is a member of the board of directors of the Company or the undersigned is a member of the Company’s management team, then only 15% of the Undersigned’s Shares will be automatically released from such restrictions pursuant to the aforementioned terms. The remainder of the Undersigned’s Shares subject to the restrictions hereunder and not released on the Early Lock-Up Expiration Date will be automatically released from such restrictions prior to the opening of trading on the first full Trading Day following the period of 180 days after the date of the Prospectus (such date, the “Final Lock-Up Expiration Date”). The Company shall announce by a press release issued through a major news service, or on a Form 6-K, any Early Lock-Up Expiration Date at least two full Trading Days prior to the opening of trading on the Early Lock-Up Expiration Date. For purposes of this Lock-Up Agreement, a “Trading Day” is a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities.

This Lock-Up Agreement shall automatically terminate and the undersigned will be released from all obligations hereunder, upon the earliest to occur, if any, of (a) the date on which the Company, or the Representatives on behalf of the Underwriters, advises the other party in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (b) termination of the Underwriting Agreement before the closing of the Offering or (c) [⦁], 2021, in the event that the Underwriting Agreement has not been executed by such date.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Initial Public Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Initial Public Offering, the Underwriters are not making a recommendation to you to participate in the Initial Public Offering or sell any Shares at the price determined in the Initial Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

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The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Initial Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

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Very truly yours,

Name

Authorized Signature

Title

ANNEX II

FORM OF PRESS RELEASE

CI&T Inc

[Date]

CI&T Inc, a Cayman Islands exempted company with limited liability, having its principal executive office at Dr. Ricardo Benetton Martins, 1.000, Pólis de Tecnologia – Prédio 23B, Zip Code 13086-902, city of Campinas, state of São Paulo, Brazil (the “Company”), announced today that Goldman Sachs & Co. LLC and Citigroup Global Markets, Inc., the global coordinators in the recent public sale of [●] shares of the Company’s Class A Common Shares, are [waiving] [releasing] a lock-up restriction with respect to [●] shares of the Company’s Class A Common Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 2021, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.